                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT / /

CHECK THE APPROPRIATE BOX:



/ / PRELIMINARY PROXY STATEMENT          / / CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY

/X/ DEFINITIVE PROXY STATEMENT               (AS PERMITTED BY RULE 14A-6(E)(2))

/ / DEFINITIVE ADDITIONAL MATERIALS

/ / SOLICITING MATERIAL UNDER RULE 14A-12


                           WILLOW GROVE BANCORP, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/ NO FEE REQUIRED.

/ / FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
                                                                       ---------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
                                                                    ------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
                                                                  --------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
                                                        ------------------------

    (5) TOTAL FEE PAID:
                       ---------------------------------------------------------

/ / FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

/ / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE
    0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

    (1) AMOUNT PREVIOUSLY PAID:
                               -------------------------------------------------

    (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
                                                     ---------------------------

    (3) FILING PARTY:
                     -----------------------------------------------------------

    (4) DATE FILED:
                   -------------------------------------------------------------

                           WILLOW GROVE BANCORP, INC.
                           Welsh and Norristown Roads
                         Maple Glen, Pennsylvania 19002
                                 (215) 646-5405

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 26, 2002

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Willow Grove Bancorp, Inc. will be held in the Fairway Room at the North Hills Country Club, located at 99 Station Avenue, North Hills, Pennsylvania on March 26, 2002, at 3:00 p.m., Eastern Time, for the following purposes, as more completely set forth in the accompanying proxy statement:

         (1) To approve and adopt the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"), pursuant to which (a) Willow Grove Mutual Holding Company, which currently owns approximately 56.9% of the common stock of Willow Grove Bancorp, Inc. (the existing mid-tier holding company for Willow Grove Bank) (the "Mid-Tier Holding Company"), and the Mid-Tier Holding Company will convert to federal interim stock savings institutions and immediately thereafter, each will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity; (b) an interim institution to be formed as a wholly owned subsidiary of Willow Grove Bancorp, Inc., a Pennsylvania corporation recently formed to be the new holding company for Willow Grove Bank (the "New Holding Company"), will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity and becoming a wholly-owned subsidiary of the New Holding Company; (c) the outstanding shares of the Mid-Tier Holding Company common stock (other than those held by Willow Grove Mutual Holding Company, which will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the New Holding Company as they currently own of the Mid-Tier Holding Company before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the New Holding Company or by Willow Grove Bank's Employee Stock Ownership Plan thereafter or receiving cash in lieu of fractional shares; and (d) in connection therewith Willow Grove Bank's charter will be amended to establish a liquidation account in accordance with applicable regulations. In addition, the New Holding Company is offering additional shares of its common stock for sale by means of a prospectus.

         (2) To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any matters other than those set forth above which may properly come before the meeting.

         Stockholders of record of Willow Grove Bancorp, Inc., the Mid-Tier Holding Company, at the close of business on February 8, 2002 are entitled to notice of and to vote at the Special Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ John T. Powers
                                             ----------------------------------
                                             John T. Powers
                                             Corporate Secretary
Maple Glen, Pennsylvania
February 21, 2002

         You Are Urged to Complete, Sign, Date and Return the Enclosed Proxy Promptly in the Envelope Provided. If You Attend this Meeting, You May Vote Either in Person or by Your Proxy. Any Proxy Given May Be Revoked by You in Writing or in Person at Any Time Prior to the Exercise Thereof. Proxies must Be Received Prior to the Commencement of the Meeting.

         YOUR VOTE IS VERY IMPORTANT. Voting on the Plan of Conversion Does Not Require You to Purchase Stock in the Offering.

                           WILLOW GROVE BANCORP, INC.

                      PROXY STATEMENT/PROSPECTUS SUPPLEMENT

                         ------------------------------


TIME AND PLACE

        This Proxy Statement is furnished to holders of common stock, par value $.01 per share (the "Common Stock"), of Willow Grove Bancorp, Inc., the existing mid-tier holding company for Willow Grove Bank, in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at the Special Meeting of Stockholders to be held in the Fairway Room at North Hills Country Club located at 99 Station Avenue, North Hills, Pennsylvania on March 26, 2002, at 3:00 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Special Meeting. This Proxy Statement/Prospectus Supplement is expected to be mailed to stockholders on or about February 21, 2002.

PROXIES

        Each proxy solicited hereby, if properly signed and returned to Willow Grove Bancorp and not revoked prior to its use, will be voted in accordance with the instructions contained therein. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH SIGNED PROXY RECEIVED WILL BE VOTED IN FAVOR OF THE PLAN OF CONVERSION AND, UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES. ONLY PROXIES THAT ARE RETURNED CAN BE COUNTED AND VOTED AT THE SPECIAL MEETING.

        Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary written notice thereof (Mr. John T. Powers, Corporate Secretary, Welsh and Norristown Roads, Maple Glen, Pennsylvania 19002), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Special Meeting and giving the Corporate Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Special Meeting and any adjournment thereof and will not be used for any other meeting.

VOTE REQUIRED

        Pursuant to Office of Thrift Supervision regulations, consummation of the transactions contemplated by the Plan of Conversion is conditioned upon the approval of the Plan of Conversion by the Office of Thrift Supervision, as well as (1) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the members of Willow Grove Mutual Holding Company as of the close of business on the voting record date at a special meeting of members called for the purpose of considering the Plan of Conversion, and (2) the approval of the holders of at least two-thirds of the shares of the outstanding Common Stock as of the voting record date at the Special Meeting. In addition, we have conditioned the consummation of the conversion and reorganization on the approval of the Plan of Conversion by the holders of at least a majority of the votes cast, in person or by proxy, by the stockholders of Willow Grove Bancorp, excluding Willow Grove Mutual Holding Company, at the Special Meeting. Willow Grove Mutual Holding Company intends to vote its shares of Common Stock, which amount to 56.9% of the outstanding shares, in favor of the Plan of Conversion at the Special Meeting.

        Only stockholders of record of Willow Grove Bancorp at the close of business on February 8, 2002 (voting record date) are entitled to notice of and to vote at the Special Meeting. On the voting record date, there were 4,945,487 shares of our common stock outstanding, and we had no other class of equity securities outstanding. Each share of our common stock is entitled to one vote at the Special Meeting on all matters properly presented at the Special Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF CONVERSION.

--------------------------------------------------------------------------------

                              QUESTIONS AND ANSWERS
                 ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING


Q:      WHAT DO I NEED TO DO NOW?

A: After you have carefully read this document and the enclosed prospectus, indicate on your proxy card how you want your shares to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the Special Meeting.

Q:      WHY IS MY VOTE IMPORTANT?

A: The Plan of Conversion must be approved by (1) holders of at least two-thirds of the outstanding shares of our common stock and (2) holders of at least a majority of the votes cast, in person or by proxy, excluding votes cast by Willow Grove Mutual Holding Company.

Q: IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER OR BANK, WILL MY BROKER OR BANK AUTOMATICALLY VOTE MY SHARES FOR ME?

A: No. Your broker, bank or other nominee will not be able to vote shares held by it in "street name" on your behalf without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, following the directions your broker, bank or other nominee provides.

Q:      WHAT IF I FAIL TO INSTRUCT MY BROKER OR BANK?

A: If you fail to instruct your broker, bank or other nominee to vote your shares, it will have the same effect as a vote against the Plan of Conversion.

Q:      CAN I ATTEND THE MEETING AND VOTE MY SHARES IN PERSON?

A: Yes. All shareholders are invited to attend the Special Meeting. Shareholders of record on February 8, 2002 can vote in person at the Special Meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker, bank or other nominee how you can vote at the Special Meeting.

Q:      CAN I CHANGE MY VOTE?

A: Yes. If you have not voted through your broker, bank or other nominee, there are three ways you can change your vote after you have sent in your proxy card.

         o First, you may send a written notice to the Corporate Secretary of Willow Grove Bancorp, Inc. stating that you would like to revoke your proxy before the Special Meeting.

         o Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

         o Third, you may attend the Special Meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the Special Meeting without voting will not revoke your proxy.

        If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions you receive from your broker, bank or other nominee to change your vote.

Q:      SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. You should not send in your stock certificates at this time. Instructions for surrendering your Willow Grove Bancorp Common Stock certificates in exchange for certificates representing the New Holding Company common stock will be sent to you after we complete the conversion and reorganization.

Q:      WHO SHOULD I CALL WITH QUESTIONS?

A:      You should call our proxy solicitor Georgeson Shareholder
        Communications, Inc. at 1-866-468-0589. You also may contact the persons listed under "Other Matters" on page 20.

--------------------------------------------------------------------------------

                        SUMMARY OF THE PLAN OF CONVERSION
                               AND REORGANIZATION

         Stockholders of Willow Grove Bancorp are being asked to approve the Plan of Conversion which provides for the reorganization of Willow Grove Bancorp from a mid-tier holding company to a stock form holding company. The proposed New Holding Company has the same name, Willow Grove Bancorp, Inc., as the existing publicly traded mid-tier holding company. If the Plan of Conversion is approved and the reorganization is completed, stockholders will receive shares of the New Holding Company for their existing shares pursuant to an exchange ratio. In addition, the New Holding Company is offering additional shares for sale in a subscription and community offering. You have subscription rights, after the priority rights of other subscribers, to purchase additional shares. The reorganization and the offering are described in this Proxy Statement/Prospectus Supplement and in the accompanying Prospectus.

GENERAL

         Our Board of Directors unanimously adopted the Plan of Conversion on September 7, 2001. The Plan of Conversion has been approved by the Office of Thrift Supervision, subject to, among other things, approval of the Plan of Conversion by the members of Willow Grove Mutual Holding Company and the stockholders of Willow Grove Bancorp, Inc. The special meeting of members and special meeting of stockholders have been called for this purpose on March 26, 2002.

         The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the Plan of Conversion. A copy of the Plan of Conversion is available for inspection at each branch office of Willow Grove Bank and at the Northeast Regional and Washington D.C. offices of the Office of Thrift Supervision. Upon written request, a copy of the Plan of Conversion will be sent to you. The Plan of Conversion also is filed as an exhibit to the Registration Statement of Willow Grove Bancorp, copies of which may be obtained from the Securities and Exchange Commission. See "Additional Information."

PURPOSES OF THE CONVERSION

         Willow Grove Mutual Holding Company, as a federally chartered mutual holding company, does not have stockholders and has no authority to issue capital stock. As a result of the conversion and reorganization, we will be structured in the form used by holding companies of commercial banks, most business entities and a growing number of savings institutions. The conversion and reorganization will be important to our future growth and performance by providing a larger capital base to support our operations and by enhancing our future access to capital markets, ability to continue to grow our asset base, through acquisitions or otherwise, and to diversify into other financial services related activities and to provide additional services to the public. Although Willow Grove Bancorp currently has the ability to raise additional capital through the sale of additional shares of Willow Grove Bancorp common stock, that ability is limited by the mutual holding company structure which, among other things, requires that the Willow Grove Mutual Holding Company hold a majority of the outstanding shares of Willow Grove Bancorp common stock.

         The conversion and reorganization also will result in an increase in the number of outstanding shares of common stock, as compared to the current number of outstanding shares of Willow Grove Bancorp common stock which will facilitate development of a more active and liquid trading market for our common stock.

         If Willow Grove Bank had undertaken a standard conversion involving the formation of a stock holding company in 1998, applicable Office of Thrift Supervision regulations would have required a greater amount of Willow Grove Bancorp common stock to be sold than the amount raised in connection with the formation of Willow Grove Mutual Holding Company. In addition, if a standard conversion had been conducted in 1998, management of Willow Grove Bank believed that it may have been difficult to prudently invest in a timely manner the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the formation of Willow Grove Mutual Holding Company. A standard conversion in 1998 also would have immediately eliminated all aspects of the mutual form of organization.

         Willow Grove Bancorp recognized $21.4 million in net proceeds from the sale of its common stock in 1998 in connection with the formation of Willow Grove Mutual Holding Company. Willow Grove Bank has pursued a plan of expansion and growth since the formation of Willow Grove Mutual Holding Company and, as a result of, among other factors, leveraging its balance sheet, total assets have increased from $405.4 million as of June 30, 1998 to $637.4 million at September 30, 2001. During the same period, Willow Grove Bank increased the number of its full service banking offices from seven to 12, and its net loans receivable increased from $315.7 million to $454.7 million. Recently, we announced plans for our thirteenth office which is expected to open in April 2002. Such growth reflects Willow Grove Bank's efforts to become a full-service community banking institution. Willow Grove Bank remains committed to controlled growth and diversification. The additional funds received in the conversion and reorganization will facilitate Willow Grove Bank's ability to continue to grow in accordance with its business plan, through both internal growth and acquisitions of other institutions or branch offices. Willow Grove Bank believes that its current mutual holding company form may, and may continue to, impede its ability to undertake certain of such acquisitions. Given the current consolidation efforts in the banking industry in general and in Willow Grove Bank's market area in particular, we believe that there will be significant acquisition opportunities in the future. We believe that the conversion and reorganization will enhance Willow Grove Bank's ability to continue its growth through acquisitions and will support its ability to more fully serve the borrowing and other financial needs of the communities it serves.

         Willow Grove Bancorp recently received an unsolicited proposal to merge from a mutual savings association. The proposal, which was subject to a due diligence review and various other contingencies, suggested a multi-step transaction in which the mutual association would acquire control of Willow Grove Bank for cash to the public stockholders of Willow Grove Bancorp. The offer required that the conversion be terminated and that Willow Grove Bancorp abandon its long-term strategic business plan. In addition, the offer required that the majority of the outstanding shares of common stock of Willow Grove Bancorp which are owned by Willow Grove Mutual Holding Company be cancelled for no consideration and that the conversion subscription rights of the members of Willow Grove Mutual Holding Company be extinguished. After careful consideration of the proposed transaction with the assistance of financial and legal advisers, the Board of Directors of Willow Grove Bancorp unanimously decided that the proposed transaction was not in the best interests of Willow Grove Bancorp, Willow Grove Mutual Holding Company or Willow Grove Bank or the best interests of the shareholders of Willow Grove Bancorp, members of the Willow Grove Mutual Holding Company or the depositors of Willow Grove Bank and that it might violate federal regulations and the Charters of Willow Grove Bancorp and Willow Grove Mutual Holding Company. Among other factors, the Willow Grove Bancorp Board of Directors considered our prospects upon the continued implementation of our long-term strategic business plan, Willow Grove Bancorp's performance in recent years and the results of other entities which had completed second-step conversions in determining to continue to proceed with its previously announced conversion and reorganization. The Board determined that the second step conversion will facilitate the implementation of the company's strategic business plan which is focused on the continuing development of the Willow Grove Bank franchise through growth and expansion. The Board determined that it would not abandon its strategic business plan and terminate the previously announced conversion and reorganization as would be required by the unsolicited offer. By letter dated January 29, 2002, the Office of Thrift Supervision informed us of their position that the unsolicited offer violated our Federal Charter and that the Board could not consider such offer. The Office of Thrift Supervision also requested that we inform the offeror of the Office of Thrift Supervision's position.

         In light of the foregoing, our Board of Directors as well as the Boards of Directors of Willow Grove Mutual Holding Company and Willow Grove Bank believe that it is in the best interests of such companies and their respective members and stockholders to continue to implement our strategic business plan, and that the most feasible way to do so is through the conversion and reorganization. The Boards of Directors of Willow Grove Bancorp, and the other three entities involved in the reorganization are all comprised of the same persons. The Boards consulted with the same advisers and we did not retain separate advisers for the different entities. The different companies may be deemed to have different interests and, accordingly, some conflicts of interests may be deemed to exist in the consideration of these matters. The members of the Boards were cognizant of this but, nevertheless, believe that, for the reasons described herein, the Plan of Conversion should be approved.

EFFECT OF THE CONVERSION ON CURRENT STOCKHOLDERS

         EFFECT ON STOCKHOLDERS' EQUITY PER SHARE OF THE SHARES EXCHANGED. As adjusted for exchange ratio, the conversion will increase the stockholders' equity per share of the current stockholders of Willow Grove Bancorp common stock. At September 30, 2001, the stockholders' equity per share of Willow Grove Bancorp common stock including shares held by Willow Grove Mutual Holding Company was $12.80. Based on the pro forma information set forth for September 30, 2001 in "Pro Forma Data" in the prospectus, pro forma stockholders' equity per share following the conversion will be $13.57, $12.28, $11.32 and $10.49 at the minimum, mid-point, maximum and adjusted maximum, respectively, of the offering range. As adjusted at that date for the exchange ratio, the effective stockholders' equity per share for current stockholders would be $19.89, $21.17, $22.45 and $23.92 at the minimum, mid-point, maximum and adjusted maximum, respectively, of the offering range.

         EFFECT ON EARNINGS PER SHARE OF THE SHARES EXCHANGED. As adjusted for exchange ratio, the conversion will also increase the pro forma earnings per share. For the quarter ended September 30, 2001, basic earnings per share of Willow Grove Bancorp common stock was $0.26, or $1.04 on an annualized basis, including shares held by Willow Grove Mutual Holding Company. Based on the pro forma information set forth for the quarter ended September 30, 2001 in "Pro Forma Data" in the prospectus earnings per share of common stock following the conversion will range from $0.19 to $0.12, respectively, or $0.76 to $0.48, respectively, on an annualized basis, for the minimum to the adjusted maximum of the offering range. As adjusted at that date for the exchange ratio, the effective annualized earnings per share for current stockholders would range from $1.11 to $1.09, respectively, for the minimum to the adjusted maximum of the offering range.

         EFFECT ON THE MARKET AND APPRAISED VALUE OF THE SHARES EXCHANGED. The aggregate subscription price of the shares of common stock received in exchange for the publicly held shares of Willow Grove Bancorp common stock is $3.1 million, $3.7 million, $4.2 million, and $4.9 million at the minimum, mid-point, maximum and adjusted maximum, respectively, of the offering range. The last trade of Willow Grove Bancorp common stock on September 7, 2001, the last trading day preceding the announcement of the conversion, was $15.75 per share, and the price at which Willow Grove Bancorp common stock last traded on February 11, 2002 was $19.50 per share.

         DISSENTERS' AND APPRAISAL RIGHTS. Under Office of Thrift Supervision regulations, you will not have dissenters' rights or appraisal rights in connection with the exchange of publicly held shares of Willow Grove Bancorp common stock as part of the conversion.

THE APPRAISAL

         The Plan of Conversion requires that the purchase price of the New Holding Company's common stock must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. We have retained RP Financial to make such valuation.

         RP Financial has advised us that in its opinion as of December 7, 2001 and updated as of February 6, 2002 the estimated pro forma full market value of the common stock was $85.2 million. Current stockholders of Willow Grove Bancorp common stock will continue to hold the same aggregate percentage ownership interest in us as they currently hold, before giving effect to the payment of cash in lieu of issuing fractional exchange shares and any shares of common stock purchased by Willow Grove Bancorp's stockholders in the offerings. As a result, the appraisal was multiplied by Willow Grove Mutual Holding Company's adjusted percentage interest in Willow Grove Bancorp (I.E., 56.9%), to determine the midpoint of the valuation ($48.5 million), and the minimum and maximum of the valuation were set at 15% below and above the midpoint, respectively, resulting in a range of

$41,225,000 to $55,775,000. The common stock of the New Holding Company will be sold at $10.00 per share, resulting in an offering range of 4,122,500 to 5,577,500 shares of common stock being offered for sale.

         Our Boards of Directors reviewed RP Financial's appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our Board of Directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 1.46553 to a maximum of 1.98278 exchange shares for each current share of Willow Grove Bancorp Common Stock, with a midpoint of 1.72415. Based upon these exchange ratio, we expect that between 3,118,082 and 4,218,582 shares of exchange shares will be issued to the current holders of Willow Grove Bancorp Common Stock outstanding immediately prior to the completion of the conversion. The estimated offering range and the exchange ratio may be amended with the approval of the Office of Thrift Supervision, if required, or if necessitated by subsequent developments in our financial condition or market conditions generally. In the event the appraisal is updated so that the appraised value of the new common stock is below $41,225,000 or above $64,141,250 (the maximum of the offering range, as adjusted by 15%), such appraisal will be filed with the Securities and Exchange Commission by post-effective amendment.

         In the event orders for new common stock in excess of $55,775,000 (the maximum of the valuation) and up to $64,141,250 (the maximum of the estimated valuation, as adjusted by 15%), are received, the New Holding Company may be required by the Office of Thrift Supervision to accept all such orders. No assurances, however, can be made that orders for common stock in excess of the maximum of the offering range will be received or that, if such orders are received, that all such orders will be accepted because the final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial which reflects such an increase in the valuation and the approval of such increase by the Office of Thrift Supervision. There is no obligation or understanding on the part of management to take and/or pay for any shares of common stock in order to complete the offerings.

         The following table sets forth, based upon the minimum, midpoint, maximum and 15% above the maximum of the offering range, the following: (i) the total number of shares of common stock to be sold in the conversion, (ii) the number of exchange shares to be issued, (iii) the total number of shares of common stock to be outstanding after the conversion, and (iv) the exchange ratio. The table assumes that there are no fractional exchange shares.


                                Shares of
                            Common Stock to be              Shares to be
                                   Sold                  Received in Exchange       Total Shares of
                          ----------------------       ------------------------     Common Stock to   Exchange
                            Amount     Percent           Amount       Percent       be Outstanding     Ratio
                          ---------- -----------       ----------   -----------    ----------------- ----------

Minimum                    4,122,500     56.9%          3,118,082       43.1%           7,240,582     1.46553
Midpoint                   4,850,000     56.9           3,668,332       43.1            8,518,332     1.72415
Maximum                    5,577,500     56.9           4,218,582       43.1            9,796,082     1.98278
15% above maximum          6,414,125     56.9           4,851,369       43.1           11,265,494     2.28019

         Options to purchase Willow Grove Bancorp Common Stock will be converted into and become options to purchase New Holding Company common stock. As of the date of this document there were outstanding options to purchase 220,888 shares of Willow Grove Bancorp Common Stock with our exercise price of $9.0625 per share. The number of shares of New Holding Company Common Stock to be received upon exercise of such options will be determined pursuant to the exchange ratio. The aggregate exercise price, duration, and vesting schedule of such options will not be affected. If such options are exercised prior to the consummation of the conversion and reorganization there will be an increase in the number of exchange shares issued to current stockholders and a decrease in the exchange ratio.

         RP FINANCIAL'S VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING OUR COMMON STOCK. RP FINANCIAL DID NOT INDEPENDENTLY VERIFY THE

FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY WILLOW GROVE BANK, WILLOW GROVE BANCORP AND WILLOW GROVE MUTUAL HOLDING COMPANY, NOR DID RP FINANCIAL VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF WILLOW GROVE BANK OR WILLOW GROVE BANCORP. THE VALUATION CONSIDERS WILLOW GROVE BANK, WILLOW GROVE BANCORP AND WILLOW GROVE MUTUAL HOLDING COMPANY AS GOING CONCERNS AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF WILLOW GROVE BANK, WILLOW GROVE BANCORP AND WILLOW GROVE MUTUAL HOLDING COMPANY. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING COMMON STOCK OR RECEIVING EXCHANGE SHARES WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES AT OR ABOVE THE PURCHASE PRICE OF $10.00 PER SHARE OR IN THE RANGE OF THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF.

         The appraisal report of RP Financial has been filed as an exhibit to the Registration Statement and Willow Grove Mutual Holding Company's Application for Conversion, and is available for inspection in the manner set forth under "Additional Information."

EXCHANGE OF CERTIFICATES

         After completion of the conversion, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Willow Grove Bancorp Common Stock (other than Willow Grove Mutual Holding Company), upon surrender of the same to the Exchange Agent will receive a certificate or certificates representing the number of full shares of the New Holding Company's common stock for which the shares of the Willow Grove Bancorp Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted based on the exchange ratio. The Exchange Agent will promptly mail to each such holder of record of an outstanding certificate which immediately prior to the consummation of the conversion and reorganization evidenced shares of our Common Stock, and which is to be exchanged for the New Holding Company's common stock based on the exchange ratio as provided in the Plan of Conversion, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing New Holding Company common stock. YOU SHOULD NOT FORWARD YOUR COMMON STOCK CERTIFICATES TO WILLOW GROVE BANK OR THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

         No holder of a certificate theretofore representing shares of our Common Stock will be entitled to receive any dividends in respect of the common stock into which such shares shall have been converted by virtue of Willow Grove Bancorp until the certificate representing such shares of Common Stock is surrendered in exchange for certificates representing shares of New Holding Company common stock. In the event that dividends are declared after the conversion but prior to surrender of certificates representing shares of our Common Stock, dividends payable in respect of shares of common stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates. After the completion of the conversion, the New Holding Company will be entitled to treat certificates previously representing shares of our Common Stock as evidencing ownership of the number of full shares of New Holding Company common stock into which the shares represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         The New Holding Company will not be obligated to deliver a certificate or certificates representing shares of its common stock to which a holder of our Common Stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate or certificates representing the shares of our Common Stock for exchange as provided above, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the New Holding Company. If any certificate evidencing shares of New Holding Company common stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.


                       COMPARISON OF STOCKHOLDERS' RIGHTS

         GENERAL. As a result of the conversion and reorganization, current holders of Willow Grove Bancorp Common Stock will become stockholders of the New Holding Company. There are certain differences in stockholder rights arising from distinctions between the Federal Charter and Bylaws of Willow Grove Bancorp and the New Holding Company's Pennsylvania Articles of Incorporation and Bylaws and from distinctions between laws with respect to federally-chartered savings and loan holding companies and Pennsylvania law.

         The following discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the more significant differences and certain important similarities. The discussion herein is qualified in its entirety by reference to the New Holding Company's Articles of Incorporation and Bylaws and the Pennsylvania Business Corporation Law of 1988, as amended.

         AUTHORIZED CAPITAL STOCK. The New Holding Company's authorized capital stock consists of 40,000,000 shares of common stock and 5,000,000 shares of preferred stock. The current authorized capital stock of Willow Grove Bancorp consists of 25,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. The number of the New Holding Company's authorized shares of stock is greater than what it will issue in the conversion. This will provide the New Holding Company's Board of Directors with greater flexibility to effect, among other things, financings, acquisitions, stock dividends, stock splits and employee stock options.

         ISSUANCE OF CAPITAL STOCK. Currently, pursuant to applicable laws and regulations, Willow Grove Mutual Holding Company is required to own not less than a majority of the outstanding Common Stock of the existing publicly traded Willow Grove Bancorp. There will be no such restriction applicable to the New Holding Company following consummation of the conversion and reorganization, as Willow Grove Mutual Holding Company will cease to exist.

         The New Holding Company's Articles of Incorporation do not contain restrictions on the issuance of shares of capital stock to its directors, officers or controlling persons, whereas the current Charter of Willow Grove Bancorp restricts such issuance to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Thus, the New Holding Company could adopt stock-related compensation plans such as stock option plans without stockholder approval and shares of its capital stock could be issued directly to directors or officers without stockholder approval. The Bylaws of the NASD, however, generally require corporations like ours with securities which are quoted on the Nasdaq National Market to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax law treatment under current laws and regulations. The New Holding Company has indicated that it plans to submit its proposed stock compensation plans to its stockholders for their approval.

         Neither the current Charter and Bylaws of Willow Grove Bancorp nor the New Holding Company's Articles of Incorporation and Bylaws provide for preemptive rights to stockholders in connection with the issuance of capital stock.

         VOTING RIGHTS. Both the current Charter and Bylaws of Willow Grove Bancorp and the New Holding Company's Articles of Incorporation and Bylaws prohibit cumulative voting by stockholders in elections of directors.

         For additional information relating to voting rights, see "- Limitations on Acquisitions of Voting Stock and Voting Rights" below.

         PAYMENT OF DIVIDENDS. Our ability to pay dividends on our capital stock is restricted by Office of Thrift Supervision regulations and by tax considerations related to savings banks such as Willow Grove Bank. See "Regulation - Willow Grove Bank - Capital Distributions" and "Taxation - Federal Taxation" in the New Holding Company's prospectus. Although the New Holding Company is not subject to these restrictions as a Pennsylvania corporation, such restrictions will indirectly affect it because dividends from Willow Grove Bank will be a primary source of funds for the payment of dividends to its stockholders.

         The Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Business Corporation Law") generally provides that, unless otherwise restricted in a corporation's bylaws, a corporation's board of directors may authorize and a corporation may pay dividends to stockholders. However, a distribution may not be made if, after giving effect thereto:

        o the corporation would be unable to pay its debts as they become due in the usual course of its business; or

        o the total assets of the corporation would be less than the sum of its total liabilities plus (unless otherwise provided in its articles of incorporation) the amount that would be needed to satisfy the preferential rights upon dissolution of the corporation of shareholders whose preferential rights are superior to those receiving the distribution.

         BOARD OF DIRECTORS. Our current Charter and Bylaws and the New Holding Company's Articles of Incorporation and Bylaws, each require the Board of Directors to be divided into three classes as nearly equal in number as possible and that the members of each class will be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

         Under the current Bylaws of Willow Grove Bancorp, any vacancies in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the directors to fill vacancies may only serve until the next annual meeting of stockholders. However, under the New Holding Company's Articles of Incorporation, any vacancy occurring in its Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the remaining directors, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

         Under the current Bylaws of Willow Grove Bancorp, any director may be removed only for cause by vote of the holders of a majority of the outstanding voting shares at a meeting of shareholders called for such purpose. The New Holding Company's Articles of Incorporation provide that any director may be removed by stockholders only for cause at a duly constituted meeting of stockholders called expressly for that purpose upon the vote of the holders of not less than a majority of the total votes eligible to be cast by stockholders. Cause for removal shall exist only if the director whose removal is proposed has been either declared incompetent by order of a court, convicted of a felony or an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such directors' duties.

         POWERS OF DIRECTORS. The Pennsylvania Business Corporation Law provides that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors of a business corporation may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors.

         Neither the current Charter or Bylaws of Willow Grove Bancorp nor federal law contain provisions similar to the foregoing provision described above.

         LIMITATIONS ON LIABILITY. The New Holding Company's Articles of Incorporation provide that the personal liability of its directors and officers for monetary damages shall be eliminated to the fullest extent permitted by the Pennsylvania Business Corporation Law as it exists on the effective date of the Articles of Incorporation or as such law may be thereafter in effect. Section 1713 of the Pennsylvania Business Corporation Law currently provides that directors (but not officers) of corporations that have adopted such a provision will not be so liable, unless:

        o the director has breached or failed to perform the duties of his office in accordance with the Pennsylvania Business Corporation Law; and

        o the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

This provision would absolve directors of personal liability for monetary damages for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to the New Holding Company and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

         If Pennsylvania law was amended in the future to provide for greater limitations on the personal liability of directors or to permit corporations to limit the personal liability of officers, the provision in the New Holding Company's Articles of Incorporation limiting the personal liability of directors and officers would automatically incorporate such authorities without further action by stockholders. Similarly, if Pennsylvania law was amended in the future to restrict the ability of a corporation to limit the personal liability of directors, the New Holding Company's Articles of Incorporation would automatically incorporate such restrictions without further action by stockholders.

         The provision limiting the personal liability of the New Holding Company's directors does not eliminate or alter the duty of directors; it merely limits personal liability for monetary damages to the extent permitted by the Pennsylvania Business Corporation Law. Moreover, it applies only to claims against a director arising out of his role as a director; it currently does not apply to claims arising out of his role as an officer (if he is also an officer) or arising out of any other capacity in which he serves because the Pennsylvania Business Corporation Law does not authorize such a limitation of liability. Such limitation also does not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to law.

         The provision in the New Holding Company's Articles of Incorporation which limits the personal liability of directors is designed to ensure that the ability of directors to exercise their best business judgment in managing the corporation's affairs is not unreasonably impeded by exposure to the potentially high personal costs or other uncertainties of litigation. The nature of the tasks and responsibilities undertaken by directors of publicly-held corporations often require such persons to make difficult judgments of great importance which can expose such persons to personal liability, but from which they will acquire no personal benefit. In recent years, litigation against publicly-held corporations and their directors and officers challenging good faith business judgments and involving no allegations of personal wrongdoing has become common. Such litigation regularly involves damage claims in huge amounts which bear no relationship to the amount of compensation received by the directors or officers, particularly in the case of directors who are not employees of the corporation. The expense of such litigation, whether it is well-founded or not, can be enormous. The provision of the New Holding Company's Articles of Incorporation relating to director liability is intended to reduce, in appropriate cases, the risk incident to serving as a director and to enable the New Holding Company to elect and retain the persons most qualified to serve as directors.

         Currently, federal law does not permit federally-chartered savings and loan holding companies like Willow Grove Bancorp to limit the personal liability of directors in the manner provided by the Pennsylvania Business Corporation Law and the laws of many other states.

         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The current Charter and Bylaws of Willow Grove Bancorp do not contain any provision relating to indemnification of directors and officers. Under present Office of Thrift Supervision regulations, however, Willow Grove Bancorp must indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving any such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgement other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of Willow Grove Bancorp or its stockholders. We are also permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, we would be required to notify the Office of Thrift Supervision of our intention and such payment cannot be made if the Office of Thrift Supervision objects thereto.

         The New Holding Company's Bylaws provide that the New Holding Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, or is or was serving at the New Holding Company's request as a representative of another domestic or foreign corporation for profit or non-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the New Holding Company's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the New Holding Company shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without the New Holding Company's prior written consent or any action or proceeding initiated by any such person. Similar rights to indemnification are provided in the case of derivative and other actions by or in the right of the New Holding Company. Indemnification shall not be made with respect to an action by or in the right of the New Holding Company as to which the person has been adjudged to be liable to the New Holding Company unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. The New Holding Company's Bylaws further provide that to the extent that its representative has been successful on the merits or otherwise in defense of any action or proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Unless otherwise ordered by a court, any indemnification shall be made by the New Holding Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstance because such person has met the applicable standard of conduct set forth in the Bylaws. Expenses (including attorney's fees) incurred in defending any action or proceeding shall be paid by the New Holding Company in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the New Holding Company.

         SPECIAL MEETINGS OF STOCKHOLDERS. The current Bylaws of Willow Grove Bancorp provide that special meetings of the stockholders of Willow Grove Bancorp may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than one-tenth of the outstanding capital stock of Willow Grove Bancorp entitled to vote at the meeting. Under the current Charter of Willow Grove Bancorp, special meetings of stockholders relating to changes in control may only be called upon direction of the Board of Directors. The New Holding Company's Articles of Incorporation contain a provision pursuant to which, except as otherwise provided by law, special meetings of stockholders only may be called by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office.

         STOCKHOLDER NOMINATIONS AND PROPOSALS. The current Bylaws of Willow Grove Bancorp generally provide that stockholders may submit nominations for election as director at least five days prior to an annual meeting of stockholders, and any stockholder may propose new business to be taken up at an annual or special meeting by filing such in writing with Willow Grove Bancorp at least 30 days but not more than 60 before the date of any such meeting.

         The New Holding Company's Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or a committee thereof, shall be made by a stockholder who has complied with the notice provisions in the Bylaws. Written notice of a stockholder nomination must be communicated to the attention of the secretary and either delivered to, or mailed and received at, the corporation's principal executive offices not later than (a) with respect to an annual meeting of stockholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of stockholders, or the case of the first annual meeting following the conversion and reorganization, June 15, 2002.

         The New Holding Company's Bylaws also provide that only such business as shall have been properly brought before an annual meeting of stockholders shall be conducted at the annual meeting. To be properly brought before an annual meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the corporation's principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of stockholders, or, in the case of the first annual meeting of shareholders following the conversion and reorganization, June 15, 2002. The New Holding Company's Bylaws also require that the notice must contain certain information in order to be considered. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         The procedures regarding stockholder proposals and nominations are intended to provide the New Holding Company's Board of Directors with the information deemed necessary to evaluate a stockholder proposal or nomination and other relevant information, such as existing stockholder support, as well as the time necessary to consider and evaluate such information in advance of the applicable meeting. The proposed procedures, however, will give incumbent directors advance notice of a business proposal or nomination. This may make it easier for the incumbent directors to defeat a stockholder proposal or nomination, even when certain stockholders view such proposal or nomination as in our best interests or stockholders.

         STOCKHOLDER ACTION WITHOUT A MEETING. The current Bylaws of Willow Grove Bancorp provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. Our Articles of Incorporation similarly provide that any action permitted to be taken by the stockholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the stockholders entitled to vote.

         STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS. A federal regulation which is currently applicable to Willow Grove Bancorp provides that stockholders may inspect and copy specified books and records of a federally-chartered savings and loan holding company after proper written notice for a proper purpose. The

Pennsylvania Business Corporation Law similarly provides that a stockholder may inspect books and records for any proper purpose upon written verified demand stating the purpose of the inspection.

         LIMITATIONS ON ACQUISITIONS OF VOTING STOCK AND VOTING RIGHTS. The New Holding Company's Articles of Incorporation provide that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of
(a) more than 10% of the issued and outstanding shares of any class of an equity security of the New Holding Company or (b) any securities convertible into, or exercisable for, any equity securities of the New Holding Company if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for such equity securities, such person would be the beneficial owner of more than 10% of any class of an equity security of the New Holding Company. The term "person" is broadly defined in the Articles of Incorporation to prevent circumvention of this restriction.

         The foregoing restrictions do not apply to (a) any offer with a view toward public resale made exclusively to us by underwriters or a selling group acting on the New Holding Company's behalf, (b) any employee benefit plan established by the New Holding Company or Willow Grove Bank and (c) any other offer or acquisition approved in advance by the affirmative vote of 80% of the New Holding Company's Board of Directors. In the event that shares are acquired in violation of this restriction, all shares beneficially owned by any person in excess of 10% will not be counted as shares entitled to vote and will not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote, and the New Holding Company's Board of Directors may cause the excess shares to be transferred to an independent trustee for sale.

         The current Charter of Willow Grove Bancorp contains a provision which restricts voting rights of certain 10% stockholders of Willow Grove Bancorp in the manner set forth above for a period of five years following the mutual holding company reorganization.

         MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. Federal regulation currently requires the approval of two-thirds of the Board of Directors of Willow Grove Bancorp and the holders of two-thirds of the outstanding stock of Willow Grove Bancorp entitled to vote thereon for mergers, consolidations and sales of all or substantially all of its assets. Such regulation permits Willow Grove Bancorp to merge with another corporation without obtaining the approval of its stockholders if:

         o    it does not involve an interim savings institution;

         o    The Charter of Willow Grove Bancorp is not changed;

         o each share of Willow Grove Bancorp stock outstanding immediately prior to the effective date of the transaction is to be an identical outstanding share or a treasury share of Willow Grove Bancorp after such effective date; and

         o either: (a) no shares of voting stock of Willow Grove Bancorp and no securities convertible into such stock are to be issued or delivered under the plan of combination or (b) the authorized unissued shares or the treasury shares of voting stock of Willow Grove Bancorp to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Willow Grove Bancorp outstanding immediately prior to the effective date of the transaction.

         The Pennsylvania Business Corporation Law generally requires the approval of the Board of Directors and the affirmative vote of the holders of a majority of the votes cast by all stockholders entitled to vote thereon. The New Holding Company's Articles of Incorporation provide that any merger, consolidation, share exchange, sale of assets, division or voluntary dissolution shall require approval of 75% of the eligible voting shares unless the transaction has been previously approved by at least two-thirds of the New Holding Company's Board of Directors (in which case the majority vote standard would apply). In addition, if any class or series of shares is entitled to vote thereon as a class, the Pennsylvania Business Corporation Law requires the affirmative vote of a majority of the votes cast in each class for any plan of merger or consolidation. The Pennsylvania Business Corporation Law also provides that unless otherwise required by a corporation's governing instruments, a plan of merger or consolidation shall not require the approval of the stockholders if:

         o whether or not the constituent corporation is the surviving corporation (a) the surviving or new corporation is a Pennsylvania business corporation and the articles of the surviving or new corporation are identical to the articles of the constituent corporation, except for specified changes which may be adopted by a board of directors without stockholder action, (b) each share of the constituent corporation outstanding immediately prior to the effective date of the merger or consolidation is to continue as or to be converted into, except as may be otherwise agreed by the holder thereof, an identical share of the surviving or new corporation after the effective date of the merger or consolidation, and (c) the plan provides that the stockholders of the constituent corporation are to hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the effectiveness of the plan entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors;

         o immediately prior to adoption of the plan and at all times prior to its effective date, another corporation that is a party to the merger or consolidation owns directly or indirectly 80% or more of the outstanding shares of each class of the constituent corporation; or

         o no shares of the constituent corporation have been issued prior to the adoption of the plan of merger or consolidation by the board of directors.

         As holder of all of the outstanding Willow Grove Bank common stock after consummation of the conversion and reorganization, the New Holding Company generally will be able to authorize a merger, consolidation or other business combination involving Willow Grove Bank without the approval of our stockholders.

         BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS. Under the Pennsylvania Business Corporation Law, a registered corporation may not engage in a business combination with an interested shareholder except for certain types of business combinations as enumerated under Pennsylvania law. The Pennsylvania Business Corporation Law defines a "business combination" generally to include, with respect to a corporation, certain sales, purchases, exchanges, leases, mortgages, pledges, transfers or dispositions of assets, mergers or consolidations, certain issuances or reclassifications of securities, liquidations or dissolutions or certain loans, guarantees or financial assistance, pursuant to an agreement or understanding between such corporation or any subsidiaries, on the one hand, and an interested shareholder or an "affiliate" or "associate" thereof, on the other hand. An "interested shareholder" is defined generally to include any individual, partnership, association or corporation which is the beneficial owner (as defined) of at least 20% of the outstanding voting stock of the corporation or which is an affiliate or associate of such corporation and at any time within the five-year period prior to the date in question was the beneficial owner of at least 20% of the outstanding voting stock.

         Neither the current Charter and Bylaws of Willow Grove Bancorp nor federal laws and regulations contain a provision which restricts business combinations between Willow Grove Bancorp and any interested stockholder in the manner set forth above.

         CONTROL TRANSACTIONS. The Pennsylvania Business Corporation Law includes provisions which allow holders of voting shares of a registered corporation that becomes the subject of a "control transaction" to object to such transaction and demand that they be paid a cash payment for the "fair value" of their shares from the "controlling person or group." A "control transaction" for purposes of these provisions means the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of the registered corporation. "Fair value" for purposes of these provisions means an amount not less than the highest price per share paid by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction, plus an increment representing any value, including without limitation any proportion of any value payable for acquisition of control of the corporation, that may not be reflected in such price.

         Neither the current Charter or Bylaws of Willow Grove Bancorp nor federal law contain provisions similar to the control transaction provisions described above.

         CONTROL-SHARE ACQUISITIONS. The Pennsylvania Business Corporation Law includes provisions which generally require that stockholders of a registered corporation approve a "control-share acquisition," as defined. Pursuant to authority contained in the Pennsylvania Business Corporation Law, the New Holding Company's Articles of Incorporation contain a provision which provides that the control-share acquisition provisions of the Pennsylvania Business Corporation Law shall not be applicable to the New Holding Company. The effect of this exclusion is to also exempt us from certain provisions of the Pennsylvania Business Corporation Law which provide statutory rights to severance compensation to any "eligible employee" of a registered corporation whose employment is terminated other than for willful misconduct, (a) within 90 days before stockholders' approval of voting rights for the "control shares" of an "acquiring person" (generally, a "control share approval"), if the termination was pursuant to a formal or informal agreement, arrangement or understanding with such acquiring person or (b) within 24 months after a "control share approval."

         Neither the current Charter or Bylaws of Willow Grove Bancorp nor federal law contain provisions similar to the control-share acquisition and severance provisions described above.

         DISGORGEMENT BY CERTAIN CONTROLLING SHAREHOLDERS. The Pennsylvania Business Corporation Law includes provisions which generally provide that any "profit" realized by any person or group who is or was a "controlling person or group" with respect to a registered corporation from the disposition of any equity security of the corporation to any person shall belong to and be recoverable by the corporation where the profit is realized by such person or group: (1) from the disposition of the equity security within 18 months after the person or group attained the status of a controlling person or group; and
(2) the equity security had been acquired by the controlling person or group within 24 months prior to or 18 months subsequent to the attaining by the person or group of the status of a controlling person or group.

         A "controlling person or group" for purposes of these provisions of the Pennsylvania Business Corporation Law is defined to mean (1) a person or group who has acquired, offered to acquire or, directly or indirectly, publicly disclosed or caused to be disclosed the intention of acquiring voting power over voting shares of a registered corporation that would entitle the holder thereof to cast at least 20% of the votes that all stockholders would be entitled to cast in an election of directors of the corporation or (2) a person or group who has otherwise, directly or indirectly, publicly disclosed or caused to be disclosed that it may seek to acquire control of a corporation through any means. The definition of "controlling person or group" also includes terms which are designed to facilitate a corporation's determination of the existence of a group and members of a controlling group.

         The Pennsylvania Business Corporation Law excludes certain persons and holders from the definition of a controlling person or group, absent "significant other activities" indicating that a person or group should be deemed a controlling person or group. The Pennsylvania Business Corporation Law similarly provides that, absent a person or group's direct or indirect disclosure or causing to be disclosed that it may seek to acquire control of the corporation through any means, a person or group will not be deemed to be a controlling person or group if such person or group holds voting power, among other ways, as a result of the solicitation of proxies or consents if such proxies or consents are (a) given without consideration in response to a solicitation pursuant to the Exchange Act and the regulations thereunder and (b) do not empower the holder thereof to vote such shares except on the specific matters described in such proxy or consent and in accordance with the instructions of the giver of such proxy or consent. The disgorgement provisions of the Pennsylvania Business Corporation Law applicable to registered corporations also do not apply to certain specified transfers of equity securities, including certain acquisitions and dispositions which are approved by a majority vote of both the board of directors and stockholders of the corporation in the prescribed manner.

         Actions to recover any profit due to a registered corporation under the disgorgement provisions of the Pennsylvania Business Corporation Law may be commenced by the corporation in any court of competent jurisdiction within two years from the date any recoverable profit was realized. Such an action also may be commenced by a stockholder on behalf of the corporation if the corporation refuses to bring the action within 60 days after written request by a stockholder or the corporation shall fail to prosecute the action diligently. Although any recovery of profits would be due the corporation, the stockholder would be entitled to reimbursement of all costs incurred in connection with the bringing of any such action in the event that such action results in a judgment recovering profits for the corporation.

         Neither the current Charter or Bylaws of Willow Grove Bancorp nor federal law contain provisions similar to the disgorgement provisions described above.

         DISSENTERS' RIGHTS OF APPRAISAL. A federal regulation which is applicable to Willow Grove Bancorp generally provides that a stockholder of a federally-chartered savings and loan holding company which engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally-chartered savings and loan holding company which is listed on a national securities exchange or quoted on NASDAQ are not entitled to dissenters' rights in connection with a merger if the stockholder is required to accept only "qualified consideration" for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the NASDAQ or any combination of such shares of stock and cash.

         After the conversion and reorganization, the rights of appraisal of the New Holding Company's dissenting stockholders will be governed by Pennsylvania law. Pursuant to the Pennsylvania Business Corporation Law, a stockholder of a Pennsylvania corporation generally has the right to dissent from any merger or consolidation involving the corporation or sale of all or substantially all of the corporation's assets, and to obtain fair value for his shares, subject to specified procedural requirements. However, no such appraisal rights are generally available for shares which are listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such exception will not apply and dissenters' rights will be available in the case of
(a) shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares, (b) shares of any preferred class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class, or (c) shares of the same class which are classified and treated differently and receive special treatment in the transaction and such special treatment is not approved by a vote of the majority of the shares of each group that is to receive such special treatment. Willow Grove Bancorp currently has approximately 1,400 stockholders of record and its common stock is listed on the Nasdaq National Market. After the conversion and the reorganization, the New Holding Company expects to have over 2,000 stockholders of record.

         AMENDMENT OF GOVERNING INSTRUMENTS. No amendment of the current Charter of Willow Grove Bancorp may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The New Holding Company's Articles of Incorporation generally provide that no amendment of the Articles of Incorporation may be made unless it is first approved by its Board of Directors and thereafter approved by the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, provided, however, any amendment which is inconsistent with Articles VI (directors), VII (meetings of stockholders, actions without a meeting), VIII (liability of directors and officers), IX (restrictions on offers and acquisitions), XI (stockholder approval of mergers and other actions) and XII (amendments to the Articles of Incorporation) must be approved by the affirmative vote of the holders of not less than 75% of the voting power of the shares entitled to vote thereon unless approved by the affirmative vote of 80% of directors then in office.

         The current Bylaws of Willow Grove Bancorp may be amended by a majority vote of the full Board of Directors or by a majority vote of the votes cast by the stockholders at any legal meeting. The New Holding Company's Bylaws may similarly be amended by the majority vote of the full Board of Directors at a regular or special meeting of the Board of Directors or by a majority vote of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote the preferred stock as may be required by the provisions of any series thereof, provided, however, that the stockholder vote requirement for any amendment to the Bylaws which is inconsistent with Sections 2.10 (stockholder proposals), 3.1 (number of directors and powers), 3.2 (classifications and terms of directors), 3.3 (director vacancies), 3.4 (director removals) and 3.12 (director nominations) and Article VI (indemnification) is the affirmative vote of the holders of not less than 75% of the voting power of the shares entitled to vote thereon.

         RESTRICTIONS ON ACQUISITION OF THE NEW HOLDING COMPANY
                            AND WILLOW GROVE BANK AND
                        RELATED ANTI-TAKEOVER PROVISIONS

RESTRICTIONS IN THE NEW HOLDING COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS AND PENNSYLVANIA LAW

         Certain provisions of the New Holding Company's Articles of Incorporation and Bylaws and Pennsylvania law which deal with matters of corporate governance and rights of stockholders might be deemed to have a potential anti-takeover effect. Provisions in the New Holding Company's Articles of Incorporation and Bylaws provide, among other things,

         o    that its Board of Directors shall be divided into classes;

         o that special meetings of stockholders may only be called by its Board of Directors;

         o that stockholders generally must provide it advance notice of stockholder proposals and nominations for director and provide certain specified related information;

         o that any merger or similar transaction be approved by a super-majority vote of stockholders unless it has previously been approved by at least two-thirds of the directors;

         o that no person may acquire more than 10% of the issued and outstanding shares of any class of the New Holding Company's equity securities; and

         o the authority to issue shares of authorized but unissued common stock and preferred stock and to establish the terms of any one or more series of preferred stock, including voting rights.

         Provisions of the Pennsylvania Business Corporation Law applicable to the New Holding Company provide, among other things, that

         o it may not engage in a business combination with an "interested shareholder" (generally a holder of 20% of a corporation's voting stock) during the five-year period after the interested shareholder became such except under certain specified circumstances,

         o holders of common stock may object to a "control transaction" involving the New Holding Company (generally the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of a corporation) and demand that they be paid a cash payment for the "fair value" of their shares from the "controlling person or group," and

         o any "profit," as defined, realized by any person or group who is or was a "controlling person or group" with respect to the New Holding Company from the disposition of any of its equity securities to any person shall belong to and be recoverable by the New Holding Company when the profit is realized in a specified manner.

For a discussion of these and other provisions of the Pennsylvania Business Corporation Law and the New Holding Company's Articles of Incorporation and Bylaws, see "Comparison of Stockholder's Rights" on page 8.

         The foregoing provisions of the New Holding Company's Article of Incorporation and Bylaws and Pennsylvania law could have the effect of discouraging an acquisition of us or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the common stock.

         In addition, certain provisions of the New Holding Company's Stock Option Plan and Recognition and Retention Plan, each of which will not be implemented prior to the receipt of stockholder approval, and the existing stock benefit plans of Willow Grove Bancorp provide for accelerated benefits to participants in the event of a change in control. See "Management - Executive Compensation" and "-New Stock Benefit Plans" in the New Holding Company's prospectus. In addition, certain employment agreements provide for specified benefits in the event of a change in control. The foregoing provisions and limitations may make it more costly for companies or persons to acquire control of the New Holding Company.

         The New Holding Company's Board of Directors has indicated that it believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by such Board of Directors. The New Holding Company's Board of Directors also believes that these provisions are in the best interests of the New Holding Company and its stockholders. In the Board of Directors' judgment, the Board of Directors is in the best position to determine the corporation's true value and to negotiate more effectively for what may be in the best interests of stockholders. Accordingly, the Board of Directors of the New Holding Company believes that it is in its best interests and the best interests of its future stockholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the New Holding Company's true value and where the transaction is in the best interests of all stockholders.

REGULATORY RESTRICTIONS

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days' prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a thrift holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock, of a savings institution where certain enumerated "control factors" are also present in the acquisition. The Office of Thrift Supervision may prohibit an acquisition if (a) it would result in a monopoly or substantially lessen competition, (b) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (c) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person. The foregoing restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the savings institution.

         During the conversion and for three years following the conversion and reorganization, Office of Thrift Supervision regulations prohibit any person from acquiring, either directly or indirectly, or making an offer to acquire more than 10% of the stock of any converted savings institution, such as Willow Grove Bank, without the prior written approval of the Office of Thrift Supervision, except for

         o any offer with a view toward public resale made exclusively to the institution or to underwriters or a selling group acting on its behalf;

         o offers that if consummated would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock;

         o offers in the aggregate for up to 24.9% by the employee stock ownership plan or other tax-qualified plans of us or Willow Grove Bank; and

         o an offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the savings institution by a corporation whose ownership is or will be substantially the same as the ownership of the savings institution, provided that the offer or acquisition is made more than one year following the date of completion of the conversion and reorganization.

Such prohibition also is applicable to the acquisition of our Common Stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for an institution's stock under circumstances that give rise to a conclusive or rebuttable determination of control under Office of Thrift Supervision regulations.

         In addition to the foregoing, the Plan of Conversion prohibits any person, prior to the completion of the conversion and reorganization, from offering, or making an announcement of an intent to make an offer, to purchase subscription rights or common stock.


                    INCORPORATION OF INFORMATION BY REFERENCE

         The prospectus of Willow Grove Bancorp, Inc., the New Holding Company, which accompanies this Proxy Statement/Prospectus Supplement, is incorporated herein by reference. The prospectus sets forth a description of the Plan of Conversion and the related offering of the New Holding Company's common stock under the caption "The Conversion." Such caption also describes the effects of the conversion and reorganization on the stockholders and the members of Willow Grove Mutual Holding Company, including the tax consequences of the conversion and reorganization and the establishment of a liquidation account for the benefit of certain depositors of Willow Grove Bank. Upon consummation of the conversion, the charter of Willow Grove Bank will be amended to add a new section to the charter to provide for a liquidation account and will read as follows:

              LIQUIDATION ACCOUNT. Pursuant to the requirements of 12 C.F.R. Subchapter D, the Bank shall establish and maintain a liquidation account for the benefit of its savings account holders who had an account balance of at least $50.00 as of the close of business on either June 30, 2000 or December 31, 2001 ("eligible depositors"). In the event of a complete liquidation of the Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Bank's eligible depositor's inchoate interest in the liquidation account, to the extent it is still in existence, provided that an eligible depositor's inchoate interest in the liquidation account shall not entitle such eligible depositor to any voting rights at meetings of the Bank's stockholders.

         Information regarding Willow Grove Bank, Willow Grove Bancorp, the New Holding Company and Willow Grove Mutual Holding Company are set forth in the prospectus under the captions "Summary - Willow Grove Bank," "Willow Grove Bancorp, Inc." and "Willow Grove Mutual Holding Company." The prospectus also describes the business and financial condition of Willow Grove Bancorp, Inc. under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements of Willow Grove Bancorp, Inc. are included in the prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the conversion and reorganization, the historical capitalization of the New Holding Company and the pro forma capitalization of the New Holding Company, and other pro forma data are set forth in the prospectus under the captions "How Our Net Proceeds Will Be Used," "Our Capitalization" and "Pro Forma Data," respectively.

         The prospectus sets forth certain information as to Common Stock beneficially owned by (i) the only persons or entities who or which were known to Willow Grove Bancorp to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of Willow Grove Bancorp, and
(iii) all directors and executive officers of Willow Grove Bancorp as a group. See "Beneficial Ownership of Common Stock" in the prospectus.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials for the next annual meeting of stockholders of Willow Grove Bancorp, the current mid-tier holding company, which is expected to be held in November 2002 if the conversion and reorganization is not consummated, must have been received at the main office of Willow Grove Bancorp, Welsh & Norristown, Maple Glen, Pennsylvania 19002, Attention: John T. Powers, Corporate Secretary, no later than June 12, 2002.


                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on our Board of Directors to vote the proxy upon such other matters as may properly come before the Special Meeting. Management is not aware of any business that may properly come before the Special Meeting other than those matters described above in this document. However, if any other matters should properly come before the Special Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of the proxies will be borne by us. In addition to solicitations by mail, our directors and officers may solicit proxies personally or by telephone without additional compensation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending our proxy materials to the beneficial owners of common stock.

                    QUORUM, ABSTENTIONS AND BROKER NON-VOTES

         A majority of the outstanding common stock of Willow Grove Bancorp, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and any shares held by brokers in street name for customers which are present at the Special Meeting and are not voted in the absence of instructions from the customers ("broker non-votes") will be counted as present for determining if a quorum is present. Because adoption of the Plan of Conversion must be approved by the holders of at least two-thirds of the outstanding shares of common stock of Willow Grove Bancorp, abstentions and broker non-votes will have the same effect as a vote against such proposal. The Plan of Conversion also conditions consummation of the conversion and reorganization on the approval of the Plan of Conversion by at least a majority of the votes cast, in person or by proxy, at the Special Meeting by the stockholders of Willow Grove Bancorp, other than Willow Grove Mutual Holding Company (the "Public Stockholders"). Abstentions and broker non-votes will have no effect on the required vote of the Public Stockholders.

                             ADDITIONAL INFORMATION

         Willow Grove Bancorp, Inc., the New Holding Company, has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-75106) under the Securities Act with respect to the shares of common stock offered in the New Holding Company's prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, the prospectus does not contain all the information set forth in the Registration Statement. Such information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The registration statement also is available through the SEC's world wide web site on the internet at http://www.sec.gov.

         Willow Grove Mutual Holding Company has filed an application for conversion with the Office of Thrift Supervision with respect to the conversion and reorganization. The prospectus omits certain information contained in that application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the Office of Thrift Supervision located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

         You may obtain a copy of the Plan of Conversion, including the Articles of Incorporation and Bylaws of the New Holding Company, from any office of Willow Grove Bank or in writing from Willow Grove Bank. Any such requests should be directed to John T. Powers, Corporate Secretary, Willow Grove Bank, Welsh & Norristown Roads, Maple Glen, Pennsylvania 19002. So that you have sufficient time to receive and review the requested materials, it is recommended that any such requests be sent so that they are received by Willow Grove Bank by March 15, 2002.

         In connection with the conversion and reorganization, the New Holding Company will register its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and, upon such registration, the New Holding Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting requirements and certain other requirements of the Securities Exchange Act of 1934, as amended. Under the Plan of Conversion, the New Holding Company has undertaken that it will not terminate such registration for a period of at least three years following the conversion and reorganization.


                                 --------------

         YOUR VOTE IS IMPORTANT! WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 --------------

         THIS PROXY STATEMENT/PROSPECTUS SUPPLEMENT IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF ANY OFFER TO BUY STOCK. THE OFFER IS ONLY MADE BY THE NEW HOLDING COMPANY'S PROSPECTUS.

WILLOW GROVE BANCORP, INC.                                       REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLOW GROVE BANCORP, INC. FOR USE ONLY AT A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 26, 2002 AND ANY ADJOURNMENT THEREOF.

         The undersigned, being a stockholder of Willow Grove Bancorp, Inc., hereby authorizes the Board of Directors of Willow Grove Bancorp, Inc., or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting to be held in the Fairway Room at North Hills Country Club located at 99 Station Avenue, North Hills, Pennsylvania, on March 26, 2002, at 3:00 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

         To approve and adopt the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"), pursuant to which (a) Willow Grove Mutual Holding Company, which currently owns approximately 56.9% of the common stock of Willow Grove Bancorp, Inc. (the "Mid-Tier Holding Company"), and the Mid-Tier Holding Company will convert to federal interim stock savings institutions and immediately thereafter, each will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity; (b) an interim institution to be formed as a wholly owned subsidiary of Willow Grove Bancorp, Inc., a Pennsylvania corporation recently formed to be the new holding company for Willow Grove Bank (the "New Holding Company"), will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity and becoming a wholly-owned subsidiary of the New Holding Company; (c) the outstanding shares of the Mid-Tier Holding Company common stock (other than those held by Willow Grove Mutual Holding Company, which will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the New Holding Company as they currently own of the Mid-Tier Holding Company before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the New Holding Company or by Willow Grove Bank's Employee Stock Ownership Plan thereafter or receiving cash in lieu of fractional shares; and (d) in connection therewith Willow Grove Bank's charter will be amended to establish a liquidation account in accordance with applicable regulations. In addition, the New Holding Company is offering additional shares of its common stock for sale by means of a prospectus.

         / / FOR    / / AGAINST     / / ABSTAIN

         In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the Special Meeting, and upon such other matters as may properly come before the Special Meeting.

                   (Continued and to be signed on other side)

         THIS PROXY, IF EXECUTED, WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION IF NO CHOICE IS MADE HEREIN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of Willow Grove Bancorp, Inc. called for March 26, 2002 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.


                                    Date:                                 , 2002
                                         ---------------------------------


                                    --------------------------------------------
                                                    Signature

                                    --------------------------------------------
                                                    Signature

                                    Note: Please sign exactly your name(s)
                                    appear(s) on this Proxy Card. Only one
                                    signature is required in the case of a joint account. When signing in a representative capacity, please give title.

                                    I/WE WILL ___ WILL NOT___ BE ATTENDING THE
                                    SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.